Exhibit 10.1

[FORM OF] PERFORMANCE SHARE UNIT AGREEMENT

This Performance Share Unit Agreement (this “Agreement”) is made by and between Unifi, Inc., a New York corporation (the “Company”), and [EMPLOYEE], a key employee (the “Grantee”) of the Company.

WITNESSETH:

WHEREAS, the Company has adopted the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan, which became effective on October 29, 2020 and was further amended effective October 31, 2023 and October 28, 2025 (the “Plan”); and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has determined that it is desirable and in the best interests of the Company to grant to the Grantee Performance Share Units (“PSUs”) as an incentive for the Grantee to advance the interests of the Company;

NOW, THEREFORE, the parties agree as follows:

Section 1.
Incorporation of Plan. The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section 14 of the Plan. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Plan.

Section 2.
Grant of PSU; Notice of Grant. Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Company has granted to the “Grantee,” and effective as of the “Grant Date,” a certain number of PSUs, all as set forth in Section 3(c) of this Agreement and on the Notice of Grant attached hereto as Annex A, which Notice of Grant is incorporated by reference herein.

Section 3.
Terms of PSUs. The PSUs granted under this Agreement are subject to the following terms, conditions and restrictions:

(a) No Ownership. The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of the Company Stock in respect of the PSUs until such PSUs have been converted into shares of Company Stock and such shares have been distributed to the Grantee in the form of shares of Company Stock.

(b) Transfer of PSUs. Except as provided in this Section 3(b), the PSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer PSUs in contravention of this Section is void ab initio. PSUs shall not be subject to execution, attachment or other process.

(c) Vesting and Conversion of PSUs. The PSUs granted under this Agreement shall be subject to a graded vesting over a [____] year term, with performance periods and vesting terms presented below and in Annex A, such that a percentage of the target number of PSUs available for vesting for the applicable “Performance Period“ listed below will become vested on the applicable “Vesting Date” listed below based on the Company’s performance during the applicable Performance Period, subject in each case to (i) certification by the Committee of the level of achievement of the applicable performance goal(s) for such Performance Period, and (ii) the Grantee’s continued employment with the Company through the applicable Vesting Date

Performance Period Beginning Date	Performance Period Ending Date	Target Number of PSUs Available for Vesting	Vesting Date
[___________]	[___________]	[___________]	[___________]
[___________]	[___________]	[___________]	[___________]
[___________]	[___________]	[___________]	[___________]

On the applicable Vesting Date, the vested PSUs shall be converted into an equivalent number of shares of Company Stock, and all such shares of Company Stock will be distributed to the Grantee within 75 days following such Vesting Date, subject to the following possible deferral election by the Grantee. The Grantee may irrevocably elect, on or before the “Deferral Election Date” indicated on Annex A, to instead receive distributions of shares of Company Stock upon the Grantee’s “separation from service” (as such term is defined in Section 409A and described in Section 7, a “Separation from Service”), in either a single distribution or substantially equal annual distributions over a period of up to five years following the Grantee’s Separation from Service. Such an election must be made by completing and submitting to the Company a Deferral Election Form in substantially the form included as part of Annex B hereto.

Upon any distribution of shares of Company Stock in respect of the PSUs, the Company shall (i) issue (or make available via electronic means) to the Grantee or the Grantee’s personal representative a stock certificate representing such shares of Company Stock, or (ii) cause such number of shares to be registered in the name of the Grantee or the Grantee’s personal representative via a book-entry or other share registry process that is effective to constitute the uncertificated delivery thereof, in either case free of any restrictions.

(d) Additional Vesting Provisions.

(i) If, prior to a Vesting Date, the Grantee dies or has a Separation from Service as a result of Disability, a pro rata portion, as determined on a per diem basis for the portion of the applicable Performance Period for such Vesting Date that Grantee was in the continuous employment of the Company multiplied by the target number of PSUs available for vesting for such Performance Period as set forth in Section 3(c) of this Agreement (the “Target Number”), of PSUs shall become fully vested, converted into an equivalent number of shares of Company Stock and distributed to the Grantee in a single distribution within 30 days following the Grantee’s death or such Separation from Service, as the case may be, in either case without regard to any distribution deferral election.

(ii) If, prior to a Vesting Date, the Grantee has a Separation from Service due to the Grantee’s Retirement, the Committee may elect to award a pro rata portion, as determined on a per diem basis for the portion of the applicable Performance Period for such Vesting Date that Grantee was in the continuous employment of the Company, of the number of PSUs that would have become vested PSUs (if the Grantee’s employment had continued to the Vesting Date) pursuant to the performance criteria described in Annex A and such PSUs shall be converted into an equivalent number of shares of Company Stock and distributed to the Grantee in accordance with the Grantee’s Deferral Election Form, attached hereto as Annex B.

(iii) If, after the Grantee attains age 65 but prior to a Vesting Date, the Grantee has a Separation from Service due to an involuntary termination by the Company without Cause (as defined below), the Grantee shall vest in a pro rata portion, as determined on a per diem basis for the portion of the applicable Performance Period for such Vesting Date that Grantee was in the continuous employment of the Company, of the number of PSUs that would have become vested PSUs (if the Grantee’s employment had continued to the Vesting Date) pursuant to the performance criteria described in Annex A and such PSUs shall be converted into an equivalent number of shares of Company Stock and distributed to the Grantee in accordance with the Grantee’s Deferral Election Form, attached hereto as Annex B.

(iv) If, prior to the Vesting Date, Grantee has a Separation from Service for any reason not covered in Section 3(d)(i), Section 3(d)(ii) or Section 3(d)(iii) above, then the Grantee shall forfeit the PSUs and shall not be entitled to receive any shares of Company Stock under this Agreement with respect to such forfeited PSUs.

(v) Notwithstanding the foregoing, the Grantee shall immediately forfeit all PSUs (whether or not vested) and any underlying shares of Company Stock for which distribution has been deferred pursuant to Section 3(c) upon the Grantee’s Separation from Service for Cause, whether before or after the Vesting Date.

(vi) In the event of a Change in Control (as defined in the Plan), the Target Number of PSUs for all unexpired Performance Periods shall become fully vested,

and such PSUs shall be converted into shares of Company Stock and distributed to the Grantee in a single distribution within 30 days following the Change in Control, without regard to any distribution deferral election.

(vii) For purposes of this Agreement, “Cause” means any of the following, as determined in good faith by the Committee: (A) an act of embezzlement, theft or misappropriation by the Grantee of any property of the Company or any Related Company; (B) any breach by the Grantee of any material provision of any material agreement to which the Grantee is a party with the Company or any Related Company that is not cured, to the extent the breach is susceptible to being cured, within fourteen (14) days after the Company gives express notice to the Grantee describing such breach; (C) gross negligence by the Grantee in the discharge of his or her lawful duties to the Company or any Related Company (after receiving express notice from the Company specifying the manner in which he or she is alleged to have been grossly negligent and having had the opportunity to cure the same within thirty (30) days from receipt of such notice); (D) any act by the Grantee constituting a felony or a crime that otherwise involves dishonesty or misrepresentation; (E) the Grantee’s breach of any fiduciary duty, under applicable law, to the Company or any Related Company, regardless of whether such conduct constitutes gross negligence; or (F) any chemical or alcohol dependence by the Grantee that materially and adversely affects the performance of his or her duties or responsibilities to the Company or any Related Company.

Section 4.
Equitable Adjustment. The aggregate number of shares of Company Stock subject to the PSUs shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Company Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Company, or other change in corporate or capital structure. The Committee shall make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Company.

Section 5.
Taxes. The Grantee, upon the distribution of the PSUs, shall pay to the Company in cash the amount of any Applicable Withholding Taxes as provided in the Plan. Notwithstanding the foregoing, the Grantee may satisfy the Applicable Withholding Taxes in whole or in part, by electing (a) to deliver to the Company shares of Company Stock owned by the Grantee at the time of the distribution, (b) to have the Company withhold a portion of the PSUs to which the Grantee would otherwise be entitled or (c) a combination of the foregoing. In the event that the Grantee does not notify the Company of the Grantee’s preferred method of satisfaction of the Applicable Withholding Taxes for the Vesting Date prior to the Vesting Date, the Company shall withhold a portion of the PSUs vesting on the Vesting Date to satisfy such Applicable Withholding Taxes. Any shares of Company Stock delivered or to be withheld in satisfaction of any tax obligation of the Grantee shall have a value equal to their Fair Market Value on the day the PSUs are distributed, as provided in the Plan.

Section 6.
No Right to Continued Employment. Nothing contained herein shall be deemed to confer upon the Grantee any right to continue in the employment of the Company.

Section 7.
Section 409A.

(a) It is intended that this Agreement comply in all respects with the requirements of Section 409A of the Code and applicable Treasury Regulations and other generally applicable guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be interpreted for all purposes in accordance with this intent.

(b) Notwithstanding any other term or provision of this Agreement (including any term or provision of the Plan incorporated herein by reference), the parties hereto agree that, from time to time, the Company may, without prior notice to or consent of the Grantee, amend this Agreement to the extent determined by the Company, in the exercise of its discretion in good faith, to be necessary or advisable to prevent the inclusion in the Grantee’s gross income pursuant to the applicable Treasury Regulations of any compensation intended to be deferred hereunder. The Company shall notify the Grantee as soon as reasonably practicable of any such amendment affecting the Grantee.

(c) If the amounts payable under this Agreement are subject to any taxes, penalties or interest under Section 409A, the Grantee shall be solely liable for the payment of any such taxes, penalties or interest.

(d) Except as otherwise specifically provided herein, the time and method for payment of the PSUs as provided in Section 3 and the Deferral Election Form shall not be accelerated or delayed for any reason, unless to the extent necessary to comply with, or as may be permitted under, Section 409A.

(e) If the Grantee is deemed on the date of a Separation from Service to be a “specified employee” (within the meaning of that term under Section 409A(a)(2)(B) of the Code and determined using any identification methodology and procedure selected by the Company from time to time, or the default methodology and procedure specified under Code Section 409A, if none has been selected by the Company), then with regard to any payment or the provision of any benefit that is “nonqualified deferred compensation” within the meaning of Section 409A and that is paid as a result of the Grantee’s Separation from Service, such payment or benefit shall not be made or provided prior to the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of such Separation from Service of the Grantee, and (ii) the date of the Grantee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this provision (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Grantee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. For purposes of Section 409A, a distribution of shares of Company Stock following conversion of a PSU shall constitute a “payment” thereof.

Section 8.
Recoupment of PSUs/Shares of Stock. Notwithstanding any provision in the Plan or this Agreement to the contrary, all PSUs and underlying shares of Company Stock awarded pursuant to this Agreement shall be subject to recoupment by the Company pursuant to the Company’s Compensation Recoupment Policy, as it may be amended from time to time (or any successor policy thereto) (the “Recoupment Policy”). The terms of the Recoupment Policy are hereby incorporated by reference into this Agreement.

Section 9.
General Matters.

(a) Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. Subject to the terms of the Plan, any benefits distributable to the Grantee under this Agreement that are not distributed at the time of the Grantee’s death shall be distributed, at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the beneficiary designated by the Grantee in writing filed with the Company in such form and at such time as the Committee shall require. If a deceased Grantee failed to designate a beneficiary, or if the designated beneficiary of the deceased Grantee dies before the Grantee or before complete distribution of the benefits due under this Agreement, the amounts to be distributed under this Agreement shall be distributed to the legal representative or representatives of the estate of the last to die of the Grantee and any designated beneficiary.

(b) Amendments by the Committee. The Committee may, at any time prior to 75 days after the final Vesting Date, amend this Agreement, provided that no amendment may, in the absence of written consent by the Grantee, adversely affect the rights of the Grantee under this Agreement prior to the date of such amendment.

(c) Administration. The authority to manage and control the operation and administration of this Agreement has been vested in the Committee, and the Committee shall have all powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee, and any decision made by it with respect to the Agreement, are final and binding.

(d) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina without reference to principles of conflict of laws.

(e) Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in North Carolina in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party’s own expenses incurred in connection with any arbitration; provided, however, that the cost of the arbitration to the Grantee, including, without limitation, reasonable attorneys’ fees of the Grantee, shall be borne by the Company if the Grantee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator. If any costs of the arbitration borne by the Company in accordance herewith would constitute compensation to the Grantee for Federal tax purposes, then (i) the amount of any such costs reimbursed to the Grantee in one taxable year shall not affect the amount of such costs reimbursable to the Grantee in any other taxable year, (ii) the Grantee’s right to reimbursement of any such costs shall not be subject to liquidation or exchange for any other benefit, and (iii) the reimbursement of any such costs incurred by the Grantee shall be made as soon as administratively practicable, but in any event within ten (10) days, after the date the Grantee is determined to be the prevailing party in the arbitration. The Grantee shall be responsible for submitting claims for reimbursement in a timely manner to enable payment within the timeframe provided herein.

(f) Notices. Any notice or other communication required or permitted under this Agreement, to be effective, shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given (i) on the date delivered in person, (ii) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested, (iii) on the date transmitted by facsimile or e-mail, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained, or (iv) if sent by Federal Express, UPS or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, then on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery). In each case (except for personal delivery), any such notice or other communication shall be sent, as appropriate, (v) to the Grantee at the last address or facsimile number specified in the Grantee’s records with the Company, or such other address or facsimile number as the Grantee may designate in writing to the Company, or (vi) to the Company, Attention: General Counsel, at its corporate headquarters address or main facsimile number at such address or such other address as the Company may designate in writing to the Grantee.

(g) Failure to Enforce Not a Waiver. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(h) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

(i) Modifications; Entire Agreement; Headings. This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have executed this Agreement, including the Notice of Grant attached hereto as Annex A, effective as of the Grant Date set forth on Annex A.

UNIFI, INC.

By: _______________

Name: [______________]

Title: [______________]

GRANTEE

_____________________

(Signature)

Annex A

NOTICE OF GRANT OF

PERFORMANCE SHARE UNITS

The following employee has been granted Performance Share Units pursuant to the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan, as amended, in accordance with terms as set forth in this Notice of Grant and the Performance Share Unit Agreement to which this Notice of Grant is attached.

The terms below shall have the following meanings when used in the Performance Share Unit Agreement.

Grantee	[EMPLOYEE]
Address of Grantee	[______________]
Grant Date	[______________]
Deferral Election Date	[______________]

Performance Determinations. The actual number of PSUs that shall vest on the applicable Vesting Date for each Performance Period shall be determined from the following tables. Results between specified performance levels will be determined using straight-line interpolation.

Performance Period Ending: [______________]

Vesting Date: [______________]

Performance Level	Description	Payout
Threshold	[______________]	[__]% of Target PSUs available for vesting
Target	[______________]	[__]% of Target PSUs available for vesting
Maximum	[______________]	[__]% of Target PSUs available for vesting

Performance Period Ending: [______________]

Vesting Date: [______________]

Performance Level	Description	Payout
Threshold	[______________]	[__]% of Target PSUs available for vesting
Target	[______________]	[__]% of Target PSUs available for vesting
Maximum	[______________]	[__]% of Target PSUs available for vesting

Performance Period Ending: [______________]

Vesting Date: [______________]

Performance Level	Description	Payout
Threshold	[______________]	[__]% of Target PSUs available for vesting
Target	[______________]	[__]% of Target PSUs available for vesting
Maximum	[______________]	[__]% of Targets PSUs available for vesting

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Annex B

DEFERRAL ELECTION FORM AND INSTRUCTIONS

* * * INSTRUCTIONS * * *

You have been granted Performance Share Units (“PSUs”) pursuant to the Performance Share Unit Agreement to which this Annex B is attached as a part thereof (the “Agreement”). Unless otherwise defined herein or in the attached Deferral Election Form, capitalized terms have the meanings given them in the Agreement, which also includes Annex A attached thereto.

Payment of PSUs is made in shares of Company Stock after the vesting of the PSUs as described in the Agreement. You are taxed at ordinary income rates on the value of the shares of Company Stock at the time of such payment, which is the time that shares are distributed to you pursuant to the Agreement. Following such a distribution, you can sell some or all the shares at any time, subject to any applicable securities law restrictions. Or, in connection with a distribution, you can choose to have the Company withhold an appropriate number of the shares to satisfy your tax obligation.

As a general rule, your vested PSUs under the Agreement will be converted to shares of Company Stock that will be distributed to you in a single distribution within 30 days following the applicable Vesting Date. However, under Section 3(c) of the Agreement, you may elect instead to defer receipt of such shares of Company Stock until your Separation from Service, and then have the shares distributed to you in either a single distribution or substantially equal annual distributions over a period of up to five years following your Separation from Service. Such an election must be made by completing and submitting to the Company the attached Deferral Election Form on or before the Deferral Election Date.

However, if you become vested in your PSUs prior to the Vesting Date due to certain Separation from Service events as described in Section 3(d)(i) of this Agreement or a Change in Control of the Company, you will receive your shares of Company Stock in a single distribution within 30 days following the date of such event, regardless of any deferral election that you may have made.

There may be advantages and disadvantages to making a deferral election, depending on your individual situation and future events, including future tax rates. You should consider your particular tax and financial situation before making a deferral election. You are encouraged to consult your personal tax or financial planning advisor in making a decision.

For a Deferral Election to be effective,

you must complete and return the attached form

NO LATER THAN THE DEFERRAL ELECTION DATE

TO the office of the general counsel

UNIFI, INC. PERFORMANCE SHARE UNITS

DEFERRAL ELECTION FORM

Name of Grantee: [EMPLOYEE]

All capitalized terms not defined herein have the meanings assigned to them in your [DATE] Performance Share Unit Agreement. Please check and initial the one option being elected.

DO NOT DEFER DISTRIBUTION:

___________ I hereby elect to receive my shares of Company Stock in a single distribution within 75 days following the Vesting Date.

TO DEFER DISTRIBUTION:

I hereby elect to receive distribution of the following percentage of my shares of Company Stock pursuant to my [DATE] Performance Share Unit Agreement, in payment of my vested PSUs thereunder, as follows:

___________ deferred percentage (must be a multiple of 10 up to 100%, and deferred shares will be rounded down to the nearest whole share) to be received in:

(a) ___________ single distribution within 75 days following the later of the date of my Separation from Service or the Vesting Date

OR

(b)___________ (maximum of 5) equal annual installment distributions, commencing within 75 days following the later of the date of my Separation from Service or the Vesting Date for the first installment and with each subsequent distribution on the respective anniversary dates thereof.

I understand and acknowledge that:

•
If I become vested in all or a portion of my PSUs prior to the Vesting Date due to certain events as described in Section 3(d)(i) of my Performance Share Unit Agreement or a Change in Control of the Company, my shares of Company Stock will be distributed to me in a single distribution within 30 days following the date of such event.
•
If at any time I have a Separation from Service for Cause, I will forfeit all PSUs (whether or not vested) and all underlying shares of Company Stock that have not been distributed to me, including those deferred under this Deferral Election Form.

•
My deferrals will be subject to all requirements of Section 409A of the Internal Revenue Code and provisions of the Plan as amended to comply with Section 409A.

I understand that this election is irrevocable. I also understand that I am making this election in accordance with the terms of the Plan and that the terms of the Plan will be used to resolve any ambiguity or inconsistency that may arise in connection with this election.

_____________________________ ___________________________

Signature of Grantee Date

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